UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2010

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12014 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On April 6, 2010, PowerSecure International, Inc., a Delaware corporation (the “Company”), announced that it has launched an expansion of its LED lighting business through the formation and acquisition of a 67% controlling interest in Innovative Electronic Solutions Lighting, LLC, a Delaware limited liability company (“IES”), which acquired substantially all of the assets and business of a leading LED lighting development company, in order to accelerate the expansion of new LED lighting products and to capitalize on the growing marketplace for LED lighting. In addition, on April 6, 2010 the Company announced that it intends to exercise its option to increase its ownership in its subsidiary EfficientLights, LLC (“EfficientLights”), a Delaware limited liability company, from 67% to 100%.
     The Company also announced that it will hold a conference call to discuss its LED business expansion at 10:30 a.m., Eastern time, on April 6, 2010.
     Launch of IES. The Company has launched a new business through IES that will design and manufacture new LED-based lighting products (“light emitting diode” based products) for commercial, industrial, and retail customers. The Company’s business will include turn-key product development, design and manufacturing of solid state LED-based lights, including power drivers, light engines, and thermal management solutions.
     IES commenced its business and operations by acquiring, on April 1, 2010, substantially all of the assets and business of Innovative Electronic Solutions, LLC, a North Carolina limited liability company (the “Seller”), which conducted a solid state LED-based lighting design and manufacturing business. PowerSecure, Inc. (the “PowerSecure Subsidiary”), a Delaware corporation and wholly-owned subsidiary of the Company, owns two-thirds of the membership interests in, and controls the management of, IES. The PowerSecure Subsidiary contributed approximately $4.4 million to IES to fund the capitalization of IES and the acquisition by IES of substantially all of the assets and business of the Seller as well as the assumption by IES of the Seller’s current liabilities. In connection with its sale and contribution of substantially all of its asset and business to IES, the Seller received the remaining one-third of the membership interests in IES.
     The PowerSecure Subsidiary has the right (the “Call Right”), commencing in 2012, to purchase the remaining one-third membership interest in (the “Minority Interest”) in exchange for the issuance of shares of the Company’s Common Stock, par value $.01 per share (the “Shares”), in an amount equal to the value of that Minority Interest (the “Minority Interest Value”) determined under a formula based on the after-tax net income of IES attributable to that Minority Interest over the four prior quarters multiplied by the Company’s fully diluted price/earnings ratio over the same period, adjusted for non-recurring or extraordinary items, discounted by 30%. If the Company has reported a net loss for that period, then the Minority Interest Value will be computed based upon the revenues of IES over the four prior quarters multiplied by the Company’s fully diluted price/revenue ratio over the same period, discounted by 30%. Under the applicable formula, in either case, the minimum Minority Interest Value is $10 million. In the event of a change in control of either the Company or the PowerSecure Subsidiary, then the PowerSecure Subsidiary will be deemed to have automatically exercised its Call Right, subject to a minimum Minority Interest Value of $10 million.
     In addition, the Seller has the right, commencing in 2014 but subject to the PowerSecure Subsidiary’s Call Right, to purchase the PowerSecure Subsidiary’s two-thirds membership interest in

IES for cash, based on a formula for valuing the PowerSecure Subsidiary’s two-thirds membership interest (the “PowerSecure Interest Value”) similar to the formula for computing the Minority Interest Value, except as applicable to two-thirds of the net income or revenues, as appropriate, of IES and without any discount.
     The Seller cannot actively solicit the sale of IES prior to 2014 but is permitted to do so commencing in 2014. If either the PowerSecure Subsidiary or the Seller receives a bona fide offer for the sale of all of IES before 2014 and before the PowerSecure Subsidiary exercises its Call Right (“Pre-2014 Sale”), then either party can drag-along the other party in such Pre-2014 Sale, if the aggregate amount of the proceeds that the Minority Interest would receive from a Pre-2014 Sale would be greater than the Minority Interest Value the Seller would have received if the PowerSecure Subsidiary had exercised its Call Right. The PowerSecure Subsidiary would have the right to match any offer received by the Seller and thus prevent the sale of IES. The proceeds from any Pre-2014 Sale would be applied first to repay in cash any intercompany debt owed by IES to the PowerSecure Subsidiary first, with the remainder of the proceeds to be distributed to the PowerSecure Subsidiary and the Seller on a pro rata basis. If after 2014 the Seller desires to sell IES to a third party, then the Seller will have the right to drag-along the PowerSecure Subsidiary in that sale, subject to the PowerSecure Subsidiary’s right to match that any offer, and the proceeds must be applied first to repay in cash any intercompany debt owed by IES to the PowerSecure Subsidiary, with the remainder of the proceeds to be distributed to the PowerSecure Subsidiary and the Seller on a pro rata basis.
     Buy-Out of EfficientLights Minority Interest. On April 6, 2010, the Company announced that it, through its PowerSecure Subsidiary, intends to exercise its option (the “EfficientLights Option”) to purchase the minority interest in EfficientLights early in the second quarter of 2010. The PowerSecure Subsidiary owns two-thirds of the equity interests in EfficientLights, which markets and sells LED-based lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores, and is in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. The PowerSecure Subsidiary has the right to acquire the minority interest in EfficientLights in exchange for 1,000,000 Shares, provided that if the average closing price of the Shares over the ten (10) days preceding the exercise of the EfficientLights Option is less than $10.00 per share, then the number of Shares required to be delivered will be increased to an aggregate amount of Shares that, when multiplied by such average closing price, equals $10.0 million. After the exercise of the EfficientLights Option, EfficientLights will become a wholly-owned subsidiary of the PowerSecure Subsidiary and there will no longer be a reduction in the Company’s net income for net income attributable to the noncontrolling interest.
     Press Release and Conference Call. A copy of the Company’s press release issued on April 6, 2010 announcing the Company’s launch of the IES business and its intention to acquire the EfficientLights minority interest is attached hereto as Exhibit 99.1 and incorporated herein by this reference. The press release also discloses how to access the conference call that the Company is holding to discuss its LED business expansion strategy at 10:30 a.m., Eastern time, on April 6, 2010.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release of PowerSecure International, Inc., issued April 6, 2010, announcing the launch of IES and the intention to acquire the EfficientLights minority interest

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: April 6, 2010

5